SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 28, 2002

WEIGHT LOSS FOREVER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Commission File No.: 000-28733

Nevada (State or other jurisdiction of incorporation or jurisdiction)	88-0430607 (IRS Employer Identification No.)

4456 Corporation Lane, Suite 134 Virginia Beach, VA (Address of principal executive offices)	23462 (Zip Code)

Registrant's telephone number, including area code: (757) 497-8899

 YOUTICKET.COM, INC.
(Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant

On March 28, 2002, Youticket.com, Inc. (the "Company") dismissed James E. Scheifley & Associates, P.C. ("Scheifley") as its independent public accountants and, effective March 28, 2002, engaged the accounting firm of Parks, Tschopp, Whitcomb & Orr, P.A. ("PTW & O") as its new independent public accountants. The decision to change the Company's accounting firm was approved by the Company's Board of Directors and the Company has not consulted PTW & O previously.

Sheifley's report on the financial statements for the year ended December 31, 2000 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that their report contained an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern. During the year ended December 31, 2000 and the subsequent interim periods through March 28, 2002, the Company has not had any disagreements with Scheifley on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Scheifley's letter which is required pursuant to Item 304(a)(3) of Regulation S-B, is attached.

Item 7. Exhibits

Exhibit 16    Letter of James E. Scheifley & Associates, P.C. regarding the change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2002		Weight Loss Forever International, Inc. f/k/a Youticket.com, Inc.

	By:	/s/ John Martin

	Name:	John Martin
	Title:	President

Exhibit Index

Exhibit	Description

16	Letter of James E. Scheifley & Associates, P.C. regarding the change in certifying accountant.